SUB-ITEM 77I
Terms of new or amended securities


(1)	On April 7, 2017, 485BPOS, Accession No.
0001353176-17-000026, an amendment to the
registration statement of American Century Growth
Funds, Inc., was filed with the Securities and Exchange
Commission. This amendment registered the following new class which was effective April 10, 2017, and describes the characteristics of the new classes.

	Adaptive All Cap Fund
		R5 Class


(2)	Effective April 10, 2017 the following classes
were renamed.

	Focused Dynamic Growth Fund
		Institutional Class renamed I Class

	Adaptive All Cap Fund
		Institutional Class renamed I Class